PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES EXCHANGE OFFER FOR $575 MILLION OF ITS 6¾% SENIOR NOTES DUE 2022

HUNT VALLEY, MARYLAND – June 2, 2011 – Omega Healthcare Investors, Inc. (NYSE:OHI) today announced the commencement of an offer to exchange $575 million of its 6¾% Senior Notes due 2022 that have been registered under the Securities Act of 1933 (the “Exchange Notes”) for $575 million of its outstanding 6¾% Senior Notes due 2022, which were issued in October and November 2010 in two separate private placements (the “Initial Notes”). The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated June 2, 2011, and the related letter of transmittal.

The Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes will be registered under the Securities Act of 1933 and the provisions of the Initial Notes relating to transfer restrictions, registration rights and additional interest will not apply to the Exchange Notes.

The exchange offer is limited to holders of the 6¾% Senior Notes due 2022 issued on October 4, 2010, and November 23, 2010. The exchange offer is scheduled to expire at 5:00 p.m. Eastern Time on July 6, 2011, unless extended. Initial Notes tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date by following the procedures set forth in the exchange offer prospectus and the related letter of transmittal.

Copies of the prospectus and the related letter of transmittal may be obtained from U.S. Bank National Association, which is serving as the exchange agent for the exchange offer. The address, email, telephone and facsimile number of U.S. Bank National Association are as follows:

By Hand, Overnight Mail, Courier, or Registered or Certified Mail:	By Facsimile:	For Information or Confirmation by Telephone:
U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialty Finance Group Reference: Omega Healthcare Investors, Inc.	(615) 495-8158 Attention: Specialty Finance Group Reference: Omega Healthcare Investors, Inc.	1-800-934-6802

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Omega Healthcare Investors, Inc. is a real estate investment trust investing in and providing financing to the long-term care industry.  At March 31, 2011, Omega owned or held mortgages on 398 skilled nursing facilities, assisted living facilities and other specialty hospitals with approximately 46,172 licensed beds (44,425 available beds) located in 35 states and operated by 50 third-party healthcare operating companies.  In addition, Omega has two facilities currently held for sale.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
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This announcement includes forward-looking statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega's properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector; (iii) changes in the financial position of Omega's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega's mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) changes in Omega’s credit ratings and the ratings of its debt securities; (vii) competition in the financing of healthcare facilities; (viii) Omega's ability to maintain its status as a real estate investment trust; and (ix) other factors identified in Omega's filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega's future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.